April 29, 2020

FOR IMMEDIATE RELEASE

Mobivity Announces 88% Increase in Revenue for First Quarter of 2020

PHOENIX, AZ – April 29, 2020 – Mobivity Holdings Corp. (OTCQB:MFON), maker of the award-winning Recurrency platform that increases customer visits and spend in restaurants, retail and personal care brands, today announced financial results for the first quarter (“Q1”) ending March 31, 2020.

Q1 2020 Highlights

•Revenues increased 88% to $4.6 million compared to $2.4 million in Q1 2019.

•Net loss narrowed by 44% to $(1.0) million compared to $(1.8) million in Q1 2019.

•Gross margins increased to 65% in Q1 of 2020 versus 52% during the same period last year.

•Customer SMS text message marketing volumes increased 34% in March of 2020 compared to March 2019.

•Executed an expanded license to a major customer expected to add $2.5 million to annual gross revenues. The term of the software services and licensing agreement has been extended through December 31, 2024.

Dennis Becker, Mobivity Chairman and CEO, commented, “Digital is no longer a slow march to the future, but an urgent pursuit of survival. Direct mail, newspapers, large venue advertising, and even in-store purchases are now a personal health risk. Consumers are transitioning to low-contact forms of consumption including pick-up, drive-thru, and delivery, all paid for online or through mobile apps. Since launching our Recurrency platform in 2016, we’ve consistently demonstrated a significant and sustainable return on investment for our customers by delivering billions of digital engagements that have proven to increase consumer frequency and spend. Brands, faced with an inability to pursue traditional marketing channels such as live events and televised sports, are urgently turning to one-to-one digital marketing channels like our Recurrency platform.”

Mr. Becker continued, “As a result, the first quarter was one of the strongest quarters in the history of our company. The COVID situation continues to challenge the entire economy. Mobivity and its customers are not immune, but to date our customers have been among the least impacted and our technology helps our brands evolve to address this new operating environment. Our customers increased their Recurrency-powered marketing campaigns by more than 30% in March and we remain optimistic that continued growth is still achievable throughout 2020. Furthermore, on the heels of record revenues and increased margins, we’ve realigned our budget to approach cash flow break even. I’d like to congratulate our team at Mobivity for a record quarter, and just as importantly for their unfazed support of our customers through these trying times.”

55 North Arizona Place, Suite 310, Chandler, AZ 85225

Consolidated Financial Summaries

Conference Call

Mobivity will host a conference call at 4:30 p.m. ET on April 29, 2020.

Conference Call Information:

Date: Wednesday, April 29, 2020

Time: 4:30 P.M. Eastern Time (ET)

Dial in Number for U.S. Callers: 1- 855-327-6837

Dial in Number for International Callers: 1-631-891-4304

Please Reference Conference ID: 10009331

The call will also be accompanied live by webcast over the Internet and accessible at http://public.viavid.com/index.php?id=139339.

A replay will be available for two weeks starting on April 29, 2020 at approximately 7:30 P.M. ET. To access the replay, please dial 1-844-512-2921 in the U.S. and 1-412-317-6671 for international callers. The conference ID# is 10009331. The replay will also be available on the Company’s website under the investor relations section.

55 North Arizona Place, Suite 310, Chandler, AZ 85225

Mobivity Holdings Corp.
Consolidated Balance Sheets

	March 31, 2020	December 31, 2019
ASSETS		
Current assets		
Cash	$ 208,217	$ 273,599
Accounts receivable, net of allowance for doubtful accounts of $104,581 and $88,071, respectively	973,307	614,726
Contracts receivable, current	943,904	526,948
Right to use lease assets	178,015	-
Other current assets	525,027	601,749
Total current assets	2,828,470	2,017,022
Goodwill	496,352	496,352
Right to use lease assets	33,069	260,645
Intangible assets, net	1,609,853	1,762,211
Contracts receivable, long term	2,123,784	1,260,371
Other assets	66,646	67,787
TOTAL ASSETS	**$ 7,158,174**	**$ 5,864,388**
LIABILITIES AND STOCKHOLDERS' EQUITY		
Current liabilities		
Accounts payable	$ 3,623,957	$ 3,256,888
Accrued interest	86,385	35,292
Accrued and deferred personnel compensation	403,918	244,953
Deferred revenue and customer deposits	1,016,680	440,309
Related party notes payable	143,296	140,700
Notes payable, net - current maturities	540,410	540,576
Operating lease liability	205,042	258,343
Other current liabilities	524,666	308,465
Total current liabilities	6,544,354	5,225,526
Non-current liabilities		
Related party notes payable, net - long term	1,200,000	1,000,000
Notes payable, net - long term	438,767	567,529
Operating lease liability	37,244	45,460
Other long term liabilities	1,247,301	740,218
Total non-current liabilities	2,923,312	2,353,207
Total liabilities	9,467,666	7,578,733
Commitments and Contingencies		
Stockholders' equity		
Common stock, $0.001 par value; 100,000,000 shares authorized; 51,615,469 and 51,380,969, shares issued and outstanding	51,616	51,381
Equity payable	100,862	100,862
Additional paid-in capital	95,215,216	94,781,738
Accumulated other comprehensive income	(4,301)	8,780
Accumulated deficit	(97,672,885)	(96,657,106)
Total stockholders' equity	(2,309,492)	(1,714,345)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	**$ 7,158,174**	**$ 5,864,388**

55 North Arizona Place, Suite 310, Chandler, AZ 85225

Mobivity Holdings Corp.
Consolidated Statements of Operations

	Three Months Ended March 31			
		2020		2019
Revenues				
Revenues		4,549,992	$	2,416,617
Cost of revenues		1,584,402		1,171,909
Gross profit		2,965,590		1,244,708
Operating expenses				
General and administrative		1,246,794		1,323,935
Sales and marketing		807,999		838,567
Engineering, research, and development		1,677,442		577,733
Depreciation and amortization		173,937		284,094
Total operating expenses		3,906,172		3,024,329
Income (loss) from operations		(940,582)		(1,779,621)
Other income/(expense)				
Interest income		837		17
Interest expense		(77,189)		(41,905)
Foreign currency (loss) gain		1,155		(138)
Total other income/(expense)		(75,197)		(42,026)
Income (loss) before income taxes		(1,015,779)		(1,821,647)
Income tax expense		-		-
Net Income (loss)		(1,015,779)		(1,821,647)
Other comprehensive income (loss), net of income tax				
Foreign currency translation adjustments		(13,081)		(28,449)
Comprehensive income (loss)	$	**(1,028,860)**	$	**(1,850,096)**
Net income (loss) per share:				
Basic	$	**(0.02)**	$	**(0.04)**
Diluted	$	**(0.02)**	$	**(0.04)**
Weighted average number of shares:				
Basic		**51,435,084**		**45,998,053**
Diluted		**51,435,084**		**45,998,053**

Reconciliation of net (loss) to adjusted EBITDA				
Net (loss)		(1,015,779)		(1,821,647)
Stock based compensation		199,212		180,750
Depreciation and amortization		173,937		284,094
Interest expense		78,026		41,922
Adjusted EBITDA	$	(564,604)	$	(1,314,881)

55 North Arizona Place, Suite 310, Chandler, AZ 85225

Non-GAAP Measurements

This press release includes certain financial information which constitutes "non-GAAP financial measures" as defined by the SEC. A full reconciliation of the non-GAAP measures to GAAP can be found in the tables of today's press release. Non-GAAP adjusted net income is supplemental to results presented under accounting principles generally accepted in the United States of America ("GAAP") and may not be comparable to similarly titled measures presented by other companies. These non-GAAP measures are used by management to facilitate period-to-period comparisons and analysis of Mobivity's operating performance and liquidity. Management believes these non-GAAP measures are useful to investors in trending, analyzing and benchmarking the performance and value of Mobivity's business. These non-GAAP measures should be considered in addition to, but not as a substitute for, other similar measures reported in accordance with GAAP.

About Mobivity

Brick and mortar stores struggle to manage customer connections in a digital world. Mobivity provides a platform to connect national restaurants, retailers, personal care brands, and their partners with customers to increase retention, visits, and spend. Mobivity’s Recurrency platform increases customer engagement and frequency by capturing detailed POS transaction data, analyzing customer habits, and motivating customers and employees through data-driven messaging applications and rewards. For more information about Mobivity, visit mobivity.com or call (877) 282-7660.

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Forward Looking Statement

This press release contains forward-looking statements concerning Mobivity Holdings Corp. within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those forward-looking statements include statements regarding the benefits of recent additions to the Company’s management team; the Company’s expectations for the growth of the Company's operations and revenue; and the advantages and growth prospects of the mobile marketing industry. Such statements are subject to certain risks and uncertainties, and actual circumstances, events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to, our ability to successfully integrate our recent additions to management; our ability to develop the sales force required to achieve our development and revenue goals; our ability to raise additional working capital as and when needed; changes in the laws and regulations affecting the mobile marketing industry and those other risks set forth in Mobivity Holdings Corp.'s annual report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 30, 2020 and subsequently filed quarterly reports on Form 10-Q. Mobivity Holdings Corp. cautions readers not to place undue reliance on any forward-looking statements. Mobivity Holdings

55 North Arizona Place, Suite 310, Chandler, AZ 85225

Corp. does not undertake, and specifically disclaims any obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

Investor Relations Contact:

Lynn Tiscareno • Chief Financial Officer, Mobivity
(877) 282-7660

Brett Maas • Managing Partner, Hayden IR
brett@haydenir.com • (646) 536-7331

55 North Arizona Place, Suite 310, Chandler, AZ 85225